Exhibit 99.1
AirSculpt Technologies Announces Fourth Quarter 2022 Results and Provides 2023 Guidance
MIAMI BEACH, Fla., March 10, 2023 (GLOBE NEWSWIRE) – AirSculpt Technologies, Inc. (NASDAQ:AIRS)(“AirSculpt” or the “Company”), a national provider of premium body contouring procedures, today announced results for the fourth quarter and full year ended December 31, 2022.

•Fourth quarter cases increased 15.7% over the prior year; full year increase of 18.2%
•Fourth quarter revenue increased 8.4% over the prior year; full year increase of 26.6%
•Diluted loss per share for the full year of $(0.26)
•Diluted adjusted net income per share for the full year of $0.37
•Fourth quarter cash flow from operating activities of $6.6 million; full year of $24.4 million
•Opened first international center in Toronto; confirming five planned openings in 2023
“We continue to see strong demand for AirSculpt, which was evidenced by our almost 16% increase in cases over the prior year quarter” said Dr. Aaron Rollins, Executive Chairman of the Board of AirSculpt Technologies. “Our pipeline for adding new centers is robust and we look forward to entering five new markets in 2023, which will include our second international location. I’m also excited about the recently announced addition of Todd Magazine to our executive management team and I look forward to working closely with him.”

Todd Magazine, Chief Executive Officer of AirSculpt Technologies, stated, “I am excited about working with Dr. Rollins and the team to build upon AirSculpt's strong foundation of success. There is a tremendous opportunity to increase growth by leveraging AirSculpt's proprietary technology and premium experience, as well as by building awareness of the brand. I look forward to building on past achievements by delivering continued revenue growth as well as enhancing our profitability through margin expansion to provide further value to our shareholders.”
Fourth Quarter 2022 Results
Case volume was 3,337 for the fourth quarter of 2022, representing growth of 15.7% over the prior year period case volume of 2,885. Revenue for the fourth quarter of 2022 increased by 8.4% to $40.7 million from $37.6 million in the prior year period. Net loss for the quarter was $(7.2) million and was impacted by a $0.6 million increase in equity-based compensation compared to the prior year period and an approximately $0.9 million loss on debt extinguishment which did not exist in the prior year period. The Company’s adjusted EBITDA for the quarter was $9.0 million compared to $10.2 million for the prior year period.
Full Year 2022 Results
Case volume was 13,063 for the full year 2022, representing growth of 18.2% over the prior year case volume of 11,050. Revenue for 2022 increased by 26.6% to $168.8 million from $133.3 million in the prior year period. Year to date net (loss)/income for 2022 declined to $(14.7) million compared to $10.6 million from the prior year period. Net (loss)/income for the current year period was impacted by a $22.3 million increase in equity-based compensation and an increase in public company costs of approximately $6.7 million. For the full year 2022, the Company’s adjusted EBITDA was $43.2 million compared to $46.1 million for the prior year period.

2023 Outlook
The Company projects full year 2023 revenue and adjusted EBITDA guidance as follows:
•Revenues in a range of $187 to $192 million
•Adjusted EBITDA in a range of $48 to $50 million
•Adjusted EBITDA to cash flow from operations conversion ratio of approximately 55%
•The addition of five new centers, three in the first half of the year and two in the second half of the year
•First quarter revenue of approximately $43 million
•First quarter adjusted EBITDA of approximately $10 million
For additional information on forward-looking statements, see the section titled "Forward-Looking Statements" below.
Liquidity
As of December 31, 2022, the Company had $9.6 million in cash and cash equivalents and $5.0 million of borrowing capacity under its revolving credit facility. The cash balance was impacted by a special dividend payments of $23.2 million during the year. The Company generated $24.4 million in operating cash flows for the twelve months ended December 31, 2022, compared to $26.6 million for the same period of 2021.
Effective November 7, 2022, the Company refinanced its existing debt with a new $90.0 million credit facility which includes $85 million term loans and a $5.0 million revolving loan facility. The new credit facility has more favorable terms which will reduce cash interest going forward, has a five-year maturity and has no prepayment penalty.
Conference Call Information
AirSculpt will hold a conference call today, March 10, 2022 at 8:30 am (Eastern Time). The conference call can be accessed by dialing 1-877-407-9716 (toll-free domestic) or 1-201-493-6779 (international) using the conference ID 13735890 or by visiting the link below to request a return call for instant telephone access to the event.
https://callme.viavid.com/viavid/?callme=true&passcode=13725116&h=true&info=company&r=true&B=6
The live webcast may be accessed via the investor relations section of the AirSculpt Technologies website at https://investors.elitebodysculpture.com. A replay of the webcast will be available for approximately 90 days.
Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging onto the Investor Relations section of the Company’s website at https://investors.elitebodysculpture.com/. The online replay will be available for 90 days following the call.
About AirSculpt
AirSculpt is an experienced, fast-growing national provider of body contouring procedures delivering a premium consumer experience under its brand, Elite Body Sculpture. At Elite Body Sculpture, we provide custom body contouring using our proprietary AirSculpt® method that removes unwanted fat in a minimally invasive procedure, producing dramatic results. It is our mission to generate the best results for our patients.
Forward-Looking Statements
This press release contains forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties, and assumptions about us, may include projections of our future financial performance, our anticipated growth strategies, and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance, or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-

looking statements, including those factors discussed in the section titled “Risk Factors” in our Annual Report on Form 10-K.
Our future results could be affected by a variety of other factors, including, but not limited to, failure to open and operate new centers in a timely and cost-effective manner; inability to open new centers due to rising interest rates and increased operating expenses due to rising inflation; shortages or quality control issues with third-party manufacturers or suppliers; competition for surgeons; litigation or medical malpractice claims; inability to protect the confidentiality of our proprietary information; changes in the laws governing the corporate practice of medicine or fee-splitting; changes in the regulatory, economic and other conditions of the states and jurisdictions where our facilities are located; and business disruption or other losses from war, pandemic, terrorist acts or political unrest.
The risk factors discussed in “Risk Factors” in our Annual Report on Form 10-K could cause our results to differ materially from those expressed in the forward-looking statements made in this press release.
There also may be other risks that are currently unknown to us or that we are unable to predict at this time.
Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Forward-looking statements speak only as of the date they were made, and we are under no duty to update any of these forward-looking statements after the date of this press release to conform our prior statements to actual results or revised expectations.
Use of Non-GAAP Financial Measures
The Company reports financial results in accordance with generally accepted accounting principles in the United States (“GAAP”), however, the Company believes the evaluation of ongoing operating results may be enhanced by a presentation of Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted Net Income per Share, which are non-GAAP financial measures. Although the Company provides guidance for adjusted EBITDA, it is not able to provide guidance for net income, the most directly comparable GAAP measure. Certain elements of the composition of net income, including equity-based compensation, are not predictable, making it impractical for us to provide guidance on net income or to reconcile our adjusted EBITDA guidance to net income without unreasonable efforts. For the same reasons, the Company is unable to address the probable significance of the unavailable information regarding net income, which could be material to future results.
These non-GAAP financial measures are not intended to replace financial performance measures determined in accordance with GAAP. Rather, they are presented as supplemental measures of the Company's performance that management believes may enhance the evaluation of the Company's ongoing operating results. These non-GAAP financial measures are not presented in accordance with GAAP, and the Company’s computation of these non-GAAP financial measures may vary from similar measures used by other companies. These measures have limitations as an analytical tool and should not be considered in isolation or as a substitute or alternative to revenue, net income, operating income, cash flows from operating activities, total indebtedness or any other measures of operating performance, liquidity or indebtedness derived in accordance with GAAP.

AirSculpt Technologies, Inc. and Subsidiaries
Selected Consolidated Financial Data
(Dollars in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Revenue	$40,704	$37,556	$168,794	$133,315
Operating expenses:
Cost of service	15,739	13,074	62,781	44,536
Selling, general and administrative	27,844	34,806	101,418	65,732
Loss on debt modification	932	—	932	682
Depreciation and amortization	2,219	1,933	8,061	6,597
(Gain)/loss on disposal of long-lived assets	(68)	—	147	—
Total operating expenses	46,666	49,813	173,339	117,547
(Loss)/income from operations	(5,962)	(12,257)	(4,545)	15,768
Interest expense, net	1,930	1,565	6,751	4,888
Pre-tax net (loss)/income	(7,892)	(13,822)	(11,296)	10,880
Income tax (benefit)/expense	(700)	329	3,383	329
Net (loss)/income	$(7,192)	$(14,151)	$(14,679)	$10,551

Loss per share of common stock (1)
Basic	$(0.13)	$(0.01)	$(0.26)	$(0.01)
Diluted	$(0.13)	$(0.01)	$(0.26)	$(0.01)
Weighted average shares outstanding (1)
Basic	55,993,576	55,640,154	55,684,701	55,640,154
Diluted	55,993,576	55,640,154	55,684,701	55,640,154

(1) In 2021, basic and diluted weighted average shares outstanding and loss per share represent only the period after the Company's initial public offering from October 28, 2021 to December 31, 2021.

AirSculpt Technologies, Inc. and Subsidiaries
Selected Financial and Operating Data
(Dollars in thousands, except per case amounts)

	December 31, 2022	December 31, 2021
Balance Sheet Data (at period end):
Cash and cash equivalents	$9,616	$25,347
Total current assets	16,676	29,440
Total assets	$200,759	$200,554

Current portion of long-term debt	$2,125	$850
Deferred revenue and patient deposits	2,358	2,810
Total current liabilities	22,318	16,415
Long-term debt, net	81,420	81,755
Total liabilities	$129,993	$117,026

Total stockholders’ equity	$70,766	$83,528

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Cash Flow Data:
Net cash provided by (used in):
Operating activities	$6,640	$(5,706)	$24,447	$26,633
Investing activities	(2,195)	(2,390)	(12,921)	(7,116)
Financing activities	(2,429)	12,705	(27,257)	(4,549)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Other Data:
Number of facilities	22	18	22	18
Number of total procedure rooms	47	32	47	32

Cases	3,337	2,885	13,063	11,050
Revenue per case	$12,198	$13,018	$12,922	$12,065
Adjusted EBITDA (1)	$8,998	$10,212	$43,187	$46,111
Adjusted EBITDA margin (2)	22.1%	27.2%	25.6%	34.6%
(1) A reconciliation of this non-GAAP financial measure appears below.
(2) Defined as Adjusted EBITDA as a percentage of revenue.

AirSculpt Technologies, Inc. and Subsidiaries
Supplemental Information
(Dollars in thousands, except per case amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Same-center Information (1):
Cases	2,809	2,779	10,497	10,421
Case growth	1.1%	N/A	0.7%	N/A
Revenue per case	$12,146	$12,967	$12,895	$12,008
Revenue per case growth	(6.3)%	N/A	7.4%	N/A
Number of facilities	16	16	14	14
Number of total procedure rooms	34	26	28	22

(1) For the three months ended December 31, 2022 and 2021, we define same-center case and revenue growth as the growth in each of our cases and revenue at facilities that have been owned and operated since October 1, 2021. We define same-center facilities and procedure rooms as facilities and procedure rooms that have been owned or operated since October 1, 2021.

For the twelve months ended December 31, 2022 and 2021, we define same-center case and revenue growth as the growth in each of our cases and revenue at facilities that have been owned and operated since January 1, 2021. We define same-center facilities and procedure rooms as facilities and procedure rooms that have been owned or operated since January 1, 2021.

AirSculpt Technologies, Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
(Dollars in thousands)
We report our financial results in accordance with GAAP, however, management believes the evaluation of our ongoing operating results may be enhanced by a presentation of Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted Net Income per Share, which are non-GAAP financial measures.
We define Adjusted EBITDA as net income/(loss) excluding depreciation and amortization, net interest expense, income tax expense/(benefit), loss on debt modification, sponsor management fee, pre-opening de novo and relocation costs, restructuring and related severance costs, IPO related costs, (gain)/loss on disposal of long-lived assets, and equity-based compensation.
We define Adjusted Net Income as net income/(loss) excluding loss on debt modification, sponsor management fee, pre-opening de novo and relocation costs, restructuring and related severance costs, IPO related costs, (gain)/loss on disposal of long-lived assets, and equity-based compensation.
We include Adjusted EBITDA and Adjusted Net Income because they are important measures on which our management assesses and believes investors should assess our operating performance. We consider Adjusted EBITDA and Adjusted Net Income to be an important measure because they help illustrate underlying trends in our business and our historical operating performance on a more consistent basis. Adjusted EBITDA has limitations as an analytical tool including: (i) Adjusted EBITDA does not include results from equity-based compensation and (ii) Adjusted EBITDA does not reflect interest expense on our debt or the cash requirements necessary to service interest or principal payments. Adjusted Net Income has limitations as an analytical tool because it does not include results from equity-based compensation.
We define Adjusted EBITDA Margin as Adjusted EBITDA as a percentage of revenue. We define Adjusted Net Income per Share as Adjusted Net Income divided by weighted average basic and diluted shares. We included Adjusted EBITDA Margin and Adjusted Net Income per Share because they are important measures on which our management assesses and believes investors should assess our operating performance. We consider Adjusted EBITDA Margin and Adjusted Net Income per Share to be important measures because they help illustrate underlying trends in our business and our historical operating performance on a more consistent basis.
The following table reconciles Adjusted EBITDA and Adjusted EBITDA Margin to net (loss)/income, the most directly comparable GAAP financial measure:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Net (loss)/income	$(7,192)	$(14,151)	$(14,679)	$10,551
Plus
Sponsor management fee	—	969	—	1,636
Equity-based compensation	7,496	6,927	29,457	7,185
Loss on debt modification	932	—	932	682
IPO related costs	—	11,837	731	11,837
Pre-opening de novo and relocation costs	1,108	267	4,293	1,556
Restructuring and related severance costs	3,273	536	4,111	850
Depreciation and amortization	2,219	1,933	8,061	6,597
(Gain)/loss on disposal of long-lived assets	(68)	—	147	—
Interest expense, net	1,930	1,565	6,751	4,888
Income tax (benefit)/expense	(700)	329	3,383	329
Adjusted EBITDA	$8,998	$10,212	$43,187	$46,111
Adjusted EBITDA Margin	22.1%	27.2%	25.6%	34.6%

AirSculpt Technologies, Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
(Dollars in thousands)

The following table reconciles Adjusted Net Income and Adjusted Net Income per Share to net loss, the most directly comparable GAAP financial measure:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021 (1)	2022	2021 (1)
Net loss	$(7,192)	$(393)	$(14,679)	$(393)
Plus
Equity-based compensation	7,333	4,615	28,801	4,615
Loss on debt modification	690	—	690	—
IPO related costs	—	235	541	235
Pre-opening de novo and relocation costs	820	—	3,177	—
Restructuring and related severance costs	2,422	—	3,042	—
(Gain)/loss on disposal of long-lived assets	(50)	—	109	—
Adjusted net income	$4,023	$4,457	$21,681	$4,457

Adjusted net income per share of common stock (2)
Basic	$0.07	$0.08	$0.39	$0.08
Diluted	$0.07	$0.08	$0.37	$0.08
Weighted average shares outstanding
Basic	55,993,576	55,640,154	55,684,701	55,640,154
Diluted	58,240,850	58,329,428	57,918,005	58,329,428
(1)    As the Company completed its IPO on October 28, 2021, we do not believe adjusted net income per share is a meaningful metric for periods prior to this date. The 2021 periods only include amounts from October 28, 2021 to December 31, 2021, after the Company completed its IPO.
(2)    Diluted Adjusted Net Income Per Share is computed by dividing adjusted net income by the weighted-average number of shares of common stock outstanding adjusted for the dilutive effect of all potential shares of common stock.

Investor Contact
Steven Halper/Caroline Paul
Managing Directors, LifeSci Advisors
investors@elitebodysculpture.com

Media Contact
Stephanie Evans Greene
Chief Marketing Officer
AirSculpt Technologies, Inc.
sevansgreene@elitebodysculpture.com